UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2007
The SCO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
355 South 520 West
Lindon, Utah 84042
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (801) 765-4999
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

Item 8.01. Other Events.
On June 11, 2007, The SCO Group, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company regained compliance with Nasdaq Marketplace Rule 4310(c)(4), which contains the $1.00 minimum bid price per share requirement for continued listing on Nasdaq. Previously, on April 23, 2007, the Company received a deficiency letter from Nasdaq indicating that the Company had failed to comply with the minimum bid price requirement of $1.00 over the previous 30 consecutive business days as required by the Marketplace Rules. During the subsequent compliance period provided under the Marketplace Rules, the closing bid price of the Company’s common stock was at $1.00 per share or greater for at least 10 consecutive business days. Accordingly, the Nasdaq Staff has informed the Company that it has regained compliance with Marketplace Rule 4310(c)(4).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 12, 2007

THE SCO GROUP, INC.
By:	/s/ Bert B. Young
Name:	Bert B. Young
Title:	Chief Financial Officer